UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 2, 2021

PURE HARVEST CORPORATE GROUP, INC.

(Name of registrant as specified in its charter)

Colorado	333-212055	71-0952431
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

7400 E. Crestline Cir. Ste. 130

Greenwood Village, CO 80111

Address of principal executive offices

(800) 924-3716

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

ITEM 1.01. Entry Into a Material Definitive Agreement.

On July 2, 2021, the Company entered into a definitive share purchase agreement (the “Agreement”) with Kingpins International, Inc. (“Kingpins”).

The equity investment is expected to occur in two tranches. For the first tranche, Kingpins will pay $15,000,000 for shares of the Company’s restricted common or preferred stock prior to August 16, 2021. For the second tranche, Kingpins will pay $15,000,000 for shares of the Company’s restricted common or preferred stock within ninety (90) days of the funding of the first tranche.

The foregoing description of the Agreement is qualified in its entirety by reference to the copy of the Agreement which is filed as Exhibit 10.9 to this report on Form 8-K.

ITEM 3.02. Unregistered Sale of Equity Securities.

The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with issuance of the securities described in Item 1.01 of this report. Kingpins was a sophisticated investor and was provided full information regarding the Company’s business and operations. There was no general solicitation in connection with the sale of these securities. Kingpins acquired these securities for its own account. The certificates representing the securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.9	Agreement with Kingpins International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 8, 2021

PURE HARVEST CORPORATE GROUP, INC.

By:	/s/ Matthew Gregarek
Matthew Gregarek
Chief Executive Officer